UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2019

ADAMS RESOURCES & ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7908	74-1753147
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

17 South Briar Hollow Lane, Suite 100, Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 881-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AE	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adams Resources & Energy, Inc. (the “Company”) announced that John O. Niemann, Jr. has been elected a member of its board of directors (the “Board”), effective May 20, 2019. Mr. Niemann has also been appointed to serve on the board’s Audit and Compensation Committees.

Mr. Niemann has served as a Managing Director of Andersen Tax LLC (formerly known as WTAS LLC) since June 2013. He is also the president and chief operating officer of Arthur Andersen LLP, and has been since 2003. He previously served on the administrative board of Arthur Andersen LLP and on the board of partners of Andersen Worldwide. Mr. Niemann began his career at Arthur Andersen LLP in 1978 and has served in increasing responsibilities in senior management positions, since 1992.

Mr. Niemann has served as a director and Chairman of the Audit Committee of Hines Global Income Trust, Inc. since August 2014. Since May 2012, he has also served as a director and is currently the Chairman of the Audit Committee of HMS Income Fund, Inc. He previously served as a director and Chairman of the Audit Committee of Gateway Energy Corporation from June 2010 until December 2013 (when the company went private).

Mr. Niemann has served on the board of directors of many Houston area non-profit organizations, including Strake Jesuit College Preparatory School (past chair of the board), The Regis School of the Sacred Heart (past chair of the board), The Houston Symphony, The University of St. Thomas, The Alley Theatre and Taping for the Blind, Inc. He graduated with a Bachelor of Arts in Managerial Studies (magna cum laude) and a master’s degree in accounting from Rice University, received a juris doctor (summa cum laude) from the South Texas College of Law and a Masters of Law (LL.M.) in taxation (summa cum laude) from the University of San Francisco School of Law.

The Board has affirmatively determined that Mr. Niemann is independent of the Company and its management under NYSE American LLC continued listing standards.

There are no arrangements or understandings between Mr. Niemann and any other persons, pursuant to which he was appointed to the office described above and no family relationships among any of the Company’s directors or executive officers and Mr. Niemann. Mr. Niemann does not have any direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release of Adams Resources & Energy, Inc. issued May 21, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMS RESOURCES & ENERGY, INC.

Date:	May 21, 2019	By:	/s/ Tracy E. Ohmart
Tracy E. Ohmart
Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

3